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FOR IMMEDIATE RELEASE

CONTACT:
Mark Johnson                                    Tamela Phillips
Investor Relations                              Public Relations
Luminant Worldwide Corporation                  Luminant Worldwide Corporation
713.479.7215                                    770.725.4854, Pager 888.734.0893
mark.johnson@luminant.com                       tamela.phillips@luminant.com
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                 LUMINANT BOARD APPOINTS JAMES R. COREY AS CEO

DALLAS, SEPTEMBER 26, 2000 -- Luminant Worldwide Corporation (NASDAQ: LUMT), a leading integrated professional e-business services firm, announced today that its Board of Directors has named James R. Corey chief executive officer. Corey will also retain his former title of president and chief operating officer of Luminant. Corey succeeds Guillermo G. Marmol, who resigned to pursue other independent business ventures.

"The board is confident that Luminant is in solid hands with Jim Corey," said Michael Jordan, chairman of the board. "He has served as president through our first full year of operations and has been a member of the board of directors since the company's formation. He is extremely qualified to lead the company in his new role as CEO."

"We are grateful to Gil Marmol for his role in developing the concept for Luminant, taking the company public and helping Luminant become a leader in the Internet professional services industry," continued Jordan. "With the new round of financing Luminant announced last week, the company is well positioned for the fourth quarter and beyond."

"I am looking forward to the challenge of leading Luminant forward through its next phase of growth and development," said Corey. "We've assembled a highly talented and motivated group of professionals, we enjoy strong relationships with an important group of Global 1000 companies and we have meaningful strategic partnerships with valued allies. Recent industry developments are producing a distinct shift in the marketplace that will favor firms like ours that are built on delivering innovative e-business ideas and solutions that can produce strong ROIs," Corey concluded.

Prior to joining Luminant, Corey was managing director of Potomac Partners, an electronic commerce strategy consulting firm he founded in 1997 and led to merge with eight other leading Internet professional services companies to become Luminant in 1999. His vision has supplied the underpinning of Luminant's successful national strategy practice, which provides a focus on important issues in Global 1000 organizations and significant downstream work for the Company's implementation and support practices.

Before founding Potomac Partners, he was co-chief operating officer of AT&T Solutions and managing partner of its consulting division. He has also served as president of the Worldwide Professional Services Group at Unisys Corporation, and was a partner of McKinsey & Company, Inc. and Andersen Consulting.

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ABOUT LUMINANT

Luminant Worldwide Corporation (www.luminant.com) is one of the world's most experienced integrated e-business services firms. Luminant professionals (known as Luminaries) "stretch the Net" to deliver business value through increased revenues, productivity and customer loyalty. Multidisciplinary client teams imagine and realize successful strategy, creative, technology and marketing solutions for the company's premier client base.

Some of the firm's clients include Administaff, Inc., Verizon Communications, The Container Store, Dr Pepper, Enron Corp., IBM Corporation, MasterCard International and United Airlines.

Based in Dallas, Luminant has principal locations in Atlanta, Chicago, Denver, Houston, New York, Washington, D.C., San Francisco and Seattle.

FORWARD-LOOKING STATEMENTS:

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS RELATED TO THE COMPANY'S OPPORTUNITIES, EX AND FUTURE GROWTH. THESE FORWARD-LOOKING STATEMENTS ARE MADE PURSUANT TO THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

FORWARD-LOOKING STATEMENTS ARE BASED ON CURRENT MANAGEMENT EXPECTATIONS. THESE STATEMENTS CAN BE AFFECTED BY INACCURATE ASSUMPTIONS THE COMPANY MIGHT MAKE OR BY KNOWN OR UNKNOWN RISKS AND UNCERTAINTIES, INCLUDING RISKS DESCRIBED IN ITS FINAL PROSPECTUS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 424(b)(4) ON SEPTEMBER 16, 1999 AND ITS OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY OR ALL OF THE FORWARD-LOOKING STATEMENTS THE COMPANY MAKES IN THIS PRESS RELEASE OR IN ANY OTHER PUBLIC STATEMENTS MAY TURN OUT TO BE WRONG.



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